Exhibit 99

6363 Main Street/Williamsville, NY 14221

Release Date:	Immediate May 6, 2021	Kenneth E. Webster Investor Relations 716-857-7067	Karen M. Camiolo Treasurer 716-857-7344

NATIONAL FUEL REPORTS SECOND QUARTER EARNINGS

WILLIAMSVILLE, N.Y.: National Fuel Gas Company (“National Fuel” or the “Company”) (NYSE:NFG) today announced consolidated results for the second quarter of its 2021 fiscal year and for the six months ended March 31, 2021.

FISCAL 2021 SECOND QUARTER SUMMARY
•GAAP net income of $112.4 million, or $1.23 per share, compared to GAAP net loss of $106.1 million, or $1.23 per share, in the prior year.
•Adjusted operating results of $123.2 million, or $1.34 per share, compared to $84.2 million, or $0.97 per share, in the prior year (see non-GAAP reconciliation on page 2).
•Adjusted EBITDA of $298.4 million, an increase of 29%, compared to $231.1 million in the prior year (see non-GAAP reconciliation on page 23).
•Pipeline & Storage segment Adjusted EBITDA of $58.6 million, an increase of 19% from the prior year.
•Gathering segment Adjusted EBITDA of $41.4 million, an increase of 40% from the prior year.
•E&P segment Adjusted EBITDA of $127.1 million, an increase of 59% from the prior year.
•E&P segment net production of 85.2 Bcfe, an increase of 25.5 Bcfe, or 43%, from the prior year.
•E&P segment cash operating costs (combined G&A expenses, LOE expense, other operation and maintenance expense, and property, franchise, and other taxes), of $1.09 per Mcfe, a 14% decrease from the prior year.
•Average realized natural gas prices of $2.28 per Mcf, an increase $0.16 per Mcf from the prior year.
•Average realized oil prices of $57.11 per Bbl, a decrease of $1.12 per Bbl from the prior year.
•Utility segment announced greenhouse gas emissions reduction targets for its delivery system of 75% by 2030, and 90% by 2050, from 1990 levels.
•Company is increasing its fiscal 2021 earnings guidance to a range of $3.85 to $4.05 per share, an increase of $0.15 at the midpoint, excluding items impacting comparability (see Guidance Summary on page 7).

MANAGEMENT COMMENTS

David P. Bauer, President and Chief Executive Officer of National Fuel Gas Company, stated: “National Fuel had an excellent second quarter, with significant earnings growth resulting from the ongoing expansion of our interstate pipeline systems and the continued positive impact of our Appalachian upstream and gathering acquisition completed last summer. In light of these strong operating results, we are increasing our earnings guidance for fiscal 2021 to $3.85 to $4.05 per share, representing a 35% increase from the prior year at the midpoint of the updated range.

“During the quarter, our Pipeline and Storage business commenced construction of our FM100 expansion and modernization project, which remains on track for a late calendar 2021 in-service date. In addition to contributing $50 million in annual revenues to our FERC-regulated pipeline operations, this project, along with the companion Transco Leidy South expansion, is expected to provide additional access to premium markets in the Mid-Atlantic for Seneca’s growing production base. Additionally, we continued to make significant strides on our sustainability-focused initiatives, with our Utility business announcing substantial greenhouse gas emissions reduction goals in March, driven by ongoing investments in the modernization of our natural gas distribution network. Evidencing our commitment to the continued reduction of

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National Fuel’s carbon footprint, we are working towards emissions reduction targets for the Company's midstream and upstream segments, maintaining our focus on climate-risk and the energy transition, as well as National Fuel’s long-term role in the energy complex.”

RECONCILIATION OF GAAP EARNINGS TO ADJUSTED OPERATING RESULTS

	Three Months Ended		Six Months Ended
	March 31,		March 31,
(in thousands except per share amounts)	2021	2020	2021	2020
Reported GAAP Earnings	$112,436	$(106,068)	$190,210	$(19,477)
Items impacting comparability:
Impairment of oil and gas properties (E&P)	—	177,761	76,152	177,761
Tax impact of impairment of oil and gas properties	—	(48,503)	(20,980)	(48,503)
Gain on sale of timber properties (Corporate / All Other)	—	—	(51,066)	—
Tax impact of gain on sale of timber properties	—	—	14,069	—
Premium paid on early redemption of debt	15,715	—	15,715	—
Tax impact of premium paid on early redemption of debt	(4,321)	—	(4,321)	—
Deferred tax valuation allowance	—	56,770	—	56,770
Unrealized (gain) loss on other investments (Corporate / All Other)	(848)	5,414	450	6,433
Tax impact of unrealized (gain) loss on other investments	178	(1,137)	(94)	(1,351)
Adjusted Operating Results	$123,160	$84,237	$220,135	$171,633

Reported GAAP Earnings Per Share	$1.23	$(1.23)	$2.08	$(0.23)
Items impacting comparability:
Impairment of oil and gas properties, net of tax (E&P)	—	1.49	0.60	1.49
Gain on sale of timber properties, net of tax (Corporate / All Other)	—	—	(0.40)	—
Premium paid on early redemption of debt, net of tax	0.12	—	0.12	—
Deferred tax valuation allowance	—	0.66	—	0.66
Unrealized (gain) loss on other investments, net of tax (Corporate / All Other)	(0.01)	0.05	—	0.06
Adjusted Operating Results Per Share	$1.34	$0.97	$2.40	$1.98

FISCAL 2021 GUIDANCE UPDATE

National Fuel is revising its fiscal 2021 earnings guidance to reflect the results of the second fiscal quarter, along with updated commodity price and operating unit cost assumptions for the balance of the year. The Company is now projecting that earnings, excluding items impacting comparability, will be within the range of $3.85 to $4.05 per share, an increase of $0.15 per share from the midpoint of the Company’s prior guidance range.

The Company is now assuming that WTI oil prices will average $60.00 per Bbl for the remainder of the year, a $7.50 increase from the $52.50 per Bbl assumed in the previous guidance. For guidance purposes, the Company’s projections approximate the current NYMEX forward markets and consider the impact of local sales point differentials and new physical firm sales, transportation, and financial hedge contracts.

Seneca currently has firm sales contracts in place for 142 Bcf, or approximately 95% of its projected remaining fiscal 2021 Appalachian production, limiting its exposure to in-basin markets. Approximately 132 Bcf of those sales, or 88% of Seneca’s expected remaining Appalachian production, are either matched by a financial hedge, including a combination of swaps and no-cost collars, or were entered into at a fixed price. Additionally, Seneca has financial hedges in place for 786 Mbbl, or approximately 72%, of its expected remaining oil production for the fiscal year.

The Company’s other guidance assumptions remain largely unchanged from the previous guidance. Additional details on the Company's updated forecast assumptions and business segment guidance for fiscal 2021 are outlined in the table on page 7.

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DISCUSSION OF SECOND QUARTER RESULTS BY SEGMENT

The following earnings discussion of each operating segment for the quarter ended March 31, 2021 is summarized in a tabular form on pages 8 and 9 of this report (earnings drivers for the six months ended March 31, 2021 are summarized on pages 10 and 11). It may be helpful to refer to those tables while reviewing this discussion.

Note that management defines Adjusted Operating Results as reported GAAP earnings adjusted for items impacting comparability, and Adjusted EBITDA as reported GAAP earnings before the following items: interest expense, income taxes, depreciation, depletion and amortization, other income and deductions, impairments, and other items reflected in operating income that impact comparability.

Upstream Business

Exploration and Production Segment

The Exploration and Production segment operations are carried out by Seneca Resources Company, LLC ("Seneca"). Seneca explores for, develops and produces natural gas and oil reserves, primarily in Pennsylvania and California.

	Three Months Ended
	March 31,
(in thousands)	2021	2020	Variance
GAAP Earnings	$36,822	$(175,275)	$212,097
Premium paid on early redemption of debt, net of tax	10,710	—	10,710
Impairment of oil and gas properties, net of tax	—	129,258	(129,258)
Deferred tax valuation allowance	—	60,463	(60,463)
Adjusted Operating Results	$47,532	$14,446	$33,086

Adjusted EBITDA	$127,146	$79,846	$47,300

Seneca’s second quarter GAAP earnings increased $212.1 million versus the prior year. This was primarily attributable to the non-recurrence of two items from the prior year's second quarter, including a non-cash ceiling test impairment charge of $129.3 million (after-tax) as well as a $60.5 million state income tax valuation allowance. Excluding these items noted above, as well as a loss of $14.8 million ($10.7 million after-tax) recognized on the early redemption of long-term debt for Seneca's share of a premium paid by the Company to redeem $500 million of the Company's 4.9% notes that were scheduled to mature in December 2021, Seneca’s second quarter earnings increased $33.1 million.

Seneca produced 85.2 Bcfe during the second quarter, an increase of 25.5 Bcfe, or 43%, from the prior year. The increase was primarily driven by higher natural gas production from the Company's fourth quarter fiscal 2020 acquisition of Appalachian upstream assets, as well as production growth from Seneca's other core development areas. Net production increased 21.2 Bcf to 50.2 Bcf in the Eastern Development Area ("EDA"), primarily due to higher production from the acquisition. Net production increased 4.6 Bcf to 31.3 Bcf in Seneca’s Western Development Area ("WDA"), primarily due to the ongoing development program in the region. Oil production for the second quarter decreased 44,000 Bbls, or 7%, from the prior year primarily due to natural production declines in Seneca's Midway Sunset, Lost Hills and Pioneer development areas as a result of lower activity in response to decreased crude oil prices. These declines were partially offset by new production brought on-line in Seneca’s Coalinga and 17N development areas.

Seneca's average realized natural gas price, after the impact of hedging and transportation costs, was $2.28 per Mcf, an increase of $0.16 per Mcf from the prior year. This increase was primarily due to higher NYMEX prices and higher spot prices at local sales points in Pennsylvania. Seneca's average realized oil price, after the impact of hedging, was $57.11 per Bbl, a decrease of $1.12 per Bbl compared to the prior year.

Lease operating and transportation (“LOE”) expense increased $15.3 million primarily due to higher transportation costs in Appalachia from increased production. LOE expense includes $49.6 million in intercompany expense for gathering and compression services used to connect Seneca’s Marcellus and Utica production to sales points along interstate pipelines. DD&A expense increased $1.0 million due largely to higher natural gas production, partially offset by the impact of ceiling test impairments recorded during fiscal 2020.

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On a unit of production basis, Seneca's combined general and administrative ("G&A"), LOE, other operation and maintenance ("O&M") expense, and Property, Franchise, and Other Taxes decreased $0.18 per Mcfe, or 14%, during the quarter.

Excluding the premium paid on the early redemption of long-term debt noted above, interest expense increased by $1.3 million from the prior year, primarily driven by additional long-term borrowings from the Company's long-term debt issuance in June 2020 that was used to fund a portion of the Company's Appalachian acquisition. The increase in Seneca's effective income tax rate was largely driven by an increase to a valuation allowance for deferred tax assets that was initially established in the second quarter of fiscal 2020.

Midstream Businesses

Pipeline and Storage Segment

The Pipeline and Storage segment’s operations are carried out by National Fuel Gas Supply Corporation (“Supply Corporation”) and Empire Pipeline, Inc. (“Empire”). The Pipeline and Storage segment provides natural gas transportation and storage services to affiliated and non-affiliated companies through an integrated system of pipelines and underground natural gas storage fields in western New York and Pennsylvania.

	Three Months Ended
	March 31,
(in thousands)	2021	2020	Variance
GAAP Earnings	$24,928	$22,087	$2,841

Adjusted EBITDA	$58,570	$49,102	$9,468

The Pipeline and Storage segment’s second quarter GAAP earnings increased $2.8 million versus the prior year primarily due to higher operating revenues and lower O&M expense, partially offset by higher DD&A expense and higher interest expense. The increase in operating revenues of $7.5 million, or 9%, was largely due to new demand charges for transportation service from the Company's Empire North expansion project, which was placed in service near the end of the fourth quarter of fiscal 2020, coupled with an increase in Supply Corporation's transportation and storage rates effective February 1, 2020, in accordance with Supply Corporation's rate case settlement. Additionally, the Company recognized increased revenue from a surcharge mechanism for power costs related to electric motor drive compression on the Empire North project, for which offsetting O&M expense was recognized during the quarter. O&M expense decreased $2.3 million primarily due to a decrease in the reserve for preliminary project costs, which was partially offset by an increase in operating costs, largely the aforementioned Empire power costs. The increase in DD&A expense of $2.4 million was primarily attributable to incremental depreciation from the Empire North expansion project combined with an increase in Supply Corporation's depreciation rates associated with its rate case settlement. The increase in interest expense of $3.4 million was primarily driven by additional long-term borrowings from the Company's long-term debt issuance in June 2020.

Gathering Segment

The Gathering segment’s operations are carried out by National Fuel Gas Midstream Company, LLC’s limited liability companies. The Gathering segment constructs, owns and operates natural gas gathering pipelines and compression facilities in the Appalachian region, which primarily delivers Seneca’s gross Appalachian production to the interstate pipeline system.

	Three Months Ended
	March 31,
(in thousands)	2021	2020	Variance
GAAP Earnings	$20,700	$19,898	$802
Premium paid on early redemption of debt, net of tax	684	—	684
Deferred tax valuation allowance	—	(3,769)	3,769
Adjusted Operating Results	$21,384	$16,129	$5,255

Adjusted EBITDA	$41,424	$29,541	$11,883

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The Gathering segment’s second quarter GAAP earnings increased $0.8 million versus the prior year. Excluding a $3.8 million income tax benefit that was recorded as an offset to the valuation allowance recognized by the Exploration and Production segment during the prior year second quarter that did not recur in the current quarter, as well as a $0.7 million after-tax loss recognized on the early redemption of long-term debt for Midstream Company's share of a premium paid by the Company to redeem $500 million of the Company's 4.9% notes that were scheduled to mature in December 2021, the Gathering segment's earnings increased $5.3 million.

The Gathering segment's earnings increase was primarily driven by higher operating revenues, which was partially offset by higher DD&A expense, higher O&M expenses and higher interest expense. Operating revenues increased $15.0 million, or 43%, primarily due to increased gathering throughput resulting from the Company's Appalachian acquisition in the fourth quarter of fiscal 2020 and from new Marcellus and Utica wells that were brought on-line. The increase in DD&A expense of $2.8 million was primarily attributable to incremental depreciation expense related to the Company's Appalachian acquisition, as well as higher average depreciable plant in service compared to the prior year. Compression leasing expenses, as well as higher facility and personnel costs, all associated with the Appalachian acquisition, were primarily responsible for the $3.1 million increase in O&M expense. Excluding the premium paid on the early redemption of long-term debt noted above, interest expense increased by $2.1 million from the prior year, primarily driven by additional long-term borrowings from the Company's long-term debt issuance in June 2020 that was used to fund a portion of the Appalachian acquisition.

Downstream Businesses

Utility Segment

The Utility segment operations are carried out by National Fuel Gas Distribution Corporation (“Distribution”), which sells or transports natural gas to customers located in western New York and northwestern Pennsylvania.

	Three Months Ended
	March 31,
(in thousands)	2021	2020	Variance
GAAP Earnings	$32,044	$31,499	$545

Adjusted EBITDA	$73,885	$73,192	$693

The Utility segment’s second quarter GAAP earnings increased $0.5 million versus the prior year primarily due to higher customer margins (operating revenues less purchased gas sold), partially offset by higher O&M expense. The increase in customer margin was due primarily to higher revenues earned through the Company's system modernization tracking mechanism in its New York service territory and colder weather in Distribution's Pennsylvania service territory that resulted in an increase in customer usage. These positive items were partially offset by the impact of adjustments recorded in the prior year for certain regulatory revenue and cost recovery mechanisms that did not occur in the current year. Weather in Distribution's Pennsylvania service territory was 8% colder on average than last year. The impact of weather variations on earnings in Distribution's New York service territory is largely mitigated by that jurisdiction's weather normalization clause. The $1.8 million increase in O&M expense was primarily attributable to incremental expense recorded to increase the allowance for uncollectible accounts due to the potential for higher customer non-payment resulting from the current economic backdrop brought on by COVID-19, as well as higher personnel costs.

Corporate and All Other

The Company’s operations that are included in Corporate and All Other generated a combined net loss of $2.1 million in the current year second quarter, which was $2.2 million lower than the combined loss of $4.3 million in the prior-year second quarter. The reduction in net loss was primarily driven by unrealized gains on investment securities recognized in the current quarter compared to unrealized losses on investment securities in the prior year second quarter.

EARNINGS TELECONFERENCE

The Company will host a conference call on Friday, May 7, 2021, at 11 a.m. Eastern Time to discuss this announcement. Pre-registration is required to access the teleconference by phone in a listen-only mode by following this link: http://www.directeventreg.com/registration/event/2524688. To access the webcast, visit the Events Calendar under the News & Events page on the NFG Investor Relations website at investor.nationalfuelgas.com. A replay of the conference call will be
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available approximately two hours following the teleconference at the same website link and by phone (toll-free) at 800-585-8367 using conference ID number “2524688”. Both the webcast and conference call replay will be available until the close of business on Friday, May 14, 2021.

National Fuel is an integrated energy company reporting financial results for four operating segments: Exploration and Production, Pipeline and Storage, Gathering, and Utility. Additional information about National Fuel is available at www.nationalfuelgas.com.

Analyst Contact:	Kenneth E. Webster	716-857-7067
Media Contact:	Karen L. Merkel	716-857-7654

Certain statements contained herein, including statements identified by the use of the words “anticipates,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “predicts,” “projects,” “believes,” “seeks,” “will,” “may” and similar expressions, and statements which are other than statements of historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: the length and severity of the recent COVID-19 pandemic, including its impacts across our businesses on demand, operations, global supply chains and liquidity; changes in economic conditions, including global, national or regional recessions, and their effect on the demand for, and customers’ ability to pay for, the Company’s products and services; changes in the price of natural gas or oil; impairments under the SEC’s full cost ceiling test for natural gas and oil reserves; the creditworthiness or performance of the Company’s key suppliers, customers and counterparties; financial and economic conditions, including the availability of credit, and occurrences affecting the Company’s ability to obtain financing on acceptable terms for working capital, capital expenditures and other investments, including any downgrades in the Company’s credit ratings and changes in interest rates and other capital market conditions; changes in laws, regulations or judicial interpretations to which the Company is subject, including those involving derivatives, taxes, safety, employment, climate change, other environmental matters, real property, and exploration and production activities such as hydraulic fracturing; the Company's ability to estimate accurately the time and resources necessary to meet emissions targets; disallowance by applicable regulatory bodies of appropriate rate recovery for system modernization; moves to reduce or eliminate reliance on natural gas; delays or changes in costs or plans with respect to Company projects or related projects of other companies, including disruptions due to the COVID-19 pandemic, as well as difficulties or delays in obtaining necessary governmental approvals, permits or orders or in obtaining the cooperation of interconnecting facility operators; the Company's ability to complete planned strategic transactions; the Company's ability to successfully integrate acquired assets and achieve expected cost synergies; governmental/regulatory actions, initiatives and proceedings, including those involving rate cases (which address, among other things, target rates of return, rate design and retained natural gas), environmental/safety requirements, affiliate relationships, industry structure, and franchise renewal; changes in price differentials between similar quantities of natural gas or oil sold at different geographic locations, and the effect of such changes on commodity production, revenues and demand for pipeline transportation capacity to or from such locations; the impact of information technology disruptions, cybersecurity or data security breaches; factors affecting the Company’s ability to successfully identify, drill for and produce economically viable natural gas and oil reserves, including among others geology, lease availability, title disputes, weather conditions, shortages, delays or unavailability of equipment and services required in drilling operations, insufficient gathering, processing and transportation capacity, the need to obtain governmental approvals and permits, and compliance with environmental laws and regulations; increasing health care costs and the resulting effect on health insurance premiums and on the obligation to provide other post-retirement benefits; other changes in price differentials between similar quantities of natural gas or oil having different quality, heating value, hydrocarbon mix or delivery date; the cost and effects of legal and administrative claims against the Company or activist shareholder campaigns to effect changes at the Company; uncertainty of oil and gas reserve estimates; significant differences between the Company’s projected and actual production levels for natural gas or oil; changes in demographic patterns and weather conditions; changes in the availability, price or accounting treatment of derivative financial instruments; changes in laws, actuarial assumptions, the interest rate environment and the return on plan/trust assets related to the Company’s pension and other post-retirement benefits, which can affect future funding obligations and costs and plan liabilities; economic disruptions or uninsured losses resulting from major accidents, fires, severe weather, natural disasters, terrorist activities or acts of war; significant differences between the Company’s projected and actual capital expenditures and operating expenses; or increasing costs of insurance, changes in coverage and the ability to obtain insurance. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date thereof.
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NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

GUIDANCE SUMMARY

As discussed on page 2, the Company is revising its earnings guidance for fiscal 2021. Additional details on the Company's forecast assumptions and business segment guidance are outlined in the table below.

The revised earnings guidance range does not include the impact of certain items that impacted the comparability of earnings during the six months ended March 31, 2021, including: (1) the after-tax impairment of oil and gas properties, which reduced earnings by $0.60 per share; (2) the after-tax gain on sale of timber properties, which increased earnings by $0.40 per share; and (3) the after-tax premium paid on early redemption of debt, which reduced earnings by $0.12 per share. While the Company expects to record certain adjustments to unrealized gain or loss on investments during the six months ending September 30, 2021, the amounts of these and other potential adjustments are not reasonably determinable at this time. As such, the Company is unable to provide earnings guidance other than on a non-GAAP basis.

	Updated FY 2021 Guidance	Previous FY 2021 Guidance
Consolidated Earnings per Share, excluding items impacting comparability	$3.85 to $4.05	$3.65 to $3.95
Consolidated Effective Tax Rate	~ 26%	~ 26%

Capital Expenditures (Millions)
Exploration and Production	$350 - $390	$350 - $390
Pipeline and Storage	$250 - $300	$250 - $300
Gathering	$30 - $40	$30 - $40
Utility	$90 - $100	$90 - $100
Consolidated Capital Expenditures	$720 - $830	$720 - $830

Exploration & Production Segment Guidance*

Commodity Price Assumptions
NYMEX natural gas price	$2.75 /MMBtu	$2.75 /MMBtu
Appalachian basin spot price	$1.90 /MMBtu	$2.05 /MMBtu
NYMEX (WTI) crude oil price	$60.00 /Bbl	$52.50 /Bbl
California oil price premium (% of WTI)	96%	96%

Production (Bcfe)
East Division - Appalachia	300 to 315	295 to 320
West Division - California	~ 15	~ 15
Total Production	315 to 330	310 to 335

E&P Operating Costs ($/Mcfe)
LOE	$0.82 - $0.84	$0.83 - $0.85
G&A	$0.20 - $0.22	$0.20 - $0.22
DD&A	$0.57 - $0.60	$0.58 - $0.62

Other Business Segment Guidance (Millions)
Gathering Segment Revenues	$185 - $200	$185 - $200
Pipeline and Storage Segment Revenues	$335 - $345	$330 - $340

* Commodity price assumptions are for the remaining 6 months of the fiscal year.

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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
QUARTER ENDED MARCH 31, 2021
(Unaudited)

	Upstream	Midstream		Downstream

	Exploration &	Pipeline &			Corporate /
(Thousands of Dollars)	Production	Storage	Gathering	Utility	All Other	Consolidated*

Second quarter 2020 GAAP earnings	$(175,275)	$22,087	$19,898	$31,499	$(4,277)	$(106,068)

Items impacting comparability:
Impairment of oil and gas properties	177,761					177,761
Tax impact of impairment of oil and gas properties	(48,503)					(48,503)
Deferred tax valuation allowance	60,463		(3,769)		76	56,770
Unrealized (gain) loss on other investments					5,414	5,414
Tax impact of unrealized (gain) loss on other investments					(1,137)	(1,137)
Second quarter 2020 adjusted operating results	14,446	22,087	16,129	31,499	76	84,237

Drivers of adjusted operating results**

Upstream Revenues
Higher (lower) natural gas production	43,199					43,199
Higher (lower) crude oil production	(2,058)					(2,058)
Higher (lower) realized natural gas prices, after hedging	10,040					10,040
Higher (lower) realized crude oil prices, after hedging	(498)					(498)

Midstream and All Other Revenues
Higher (lower) operating revenues		5,893	11,846		(670)	17,069

Downstream Margins***
Impact of usage and weather				1,484		1,484
System modernization tracker revenues				1,562		1,562
Regulatory revenue adjustments				(1,226)		(1,226)
Higher (lower) energy marketing margins					(2,328)	(2,328)

Operating Expenses
Lower (higher) lease operating and transportation expenses	(12,070)					(12,070)
Lower (higher) operating expenses	(711)	1,814	(2,473)	(1,357)	1,352	(1,375)
Lower (higher) property, franchise and other taxes	(907)					(907)
Lower (higher) depreciation / depletion	(792)	(1,875)	(2,225)			(4,892)

Other Income (Expense)
(Higher) lower other deductions		(377)			359	(18)
(Higher) lower interest expense	(1,017)	(2,686)	(1,629)		(720)	(6,052)

Income Taxes
Lower (higher) income tax expense / effective tax rate	(2,447)	157	(217)	191	(1,074)	(3,390)

All other / rounding	347	(85)	(47)	(109)	277	383
Second quarter 2021 adjusted operating results	47,532	24,928	21,384	32,044	(2,728)	123,160

Items impacting comparability:
Premium paid on early redemption of debt	(14,772)		(943)			(15,715)
Tax impact of premium paid on early redemption of debt	4,062		259			4,321
Unrealized gain (loss) on other investments					848	848
Tax impact of unrealized gain (loss) on other investments					(178)	(178)
Second quarter 2021 GAAP earnings	$36,822	$24,928	$20,700	$32,044	$(2,058)	$112,436

* Amounts do not reflect intercompany eliminations.
** Drivers of operating results have been calculated using the 21% federal statutory rate.
*** Downstream margin defined as operating revenues less purchased gas expense.

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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
QUARTER ENDED MARCH 31, 2021
(Unaudited)

	Upstream	Midstream		Downstream

	Exploration &	Pipeline &			Corporate /
	Production	Storage	Gathering	Utility	All Other	Consolidated*

Second quarter 2020 GAAP earnings per share	$(2.03)	$0.26	$0.23	$0.36	$(0.05)	$(1.23)
Items impacting comparability:
Impairment of oil and gas properties, net of tax	1.49					1.49
Deferred tax valuation allowance	0.70		(0.04)		—	0.66
Unrealized (gain) loss on other investments, net of tax					0.05	0.05
Earnings per share impact of diluted shares	0.01	(0.01)				—
Second quarter 2020 adjusted operating results per share	0.17	0.25	0.19	0.36	—	0.97

Drivers of adjusted operating results**

Upstream Revenues
Higher (lower) natural gas production	0.47					0.47
Higher (lower) crude oil production	(0.02)					(0.02)
Higher (lower) realized natural gas prices, after hedging	0.11					0.11
Higher (lower) realized crude oil prices, after hedging	(0.01)					(0.01)

Midstream and All Other Revenues
Higher (lower) operating revenues		0.06	0.13		(0.01)	0.18

Downstream Margins***
Impact of usage and weather				0.02		0.02
System modernization tracker revenues				0.02		0.02
Regulatory revenue adjustments				(0.01)		(0.01)
Higher (lower) energy marketing margins					(0.03)	(0.03)

Operating Expenses
Lower (higher) lease operating and transportation expenses	(0.13)					(0.13)
Lower (higher) operating expenses	(0.01)	0.02	(0.03)	(0.01)	0.01	(0.02)
Lower (higher) property, franchise and other taxes	(0.01)					(0.01)
Lower (higher) depreciation / depletion	(0.01)	(0.02)	(0.02)			(0.05)

Other Income (Expense)
(Higher) lower other deductions		—			—	—
(Higher) lower interest expense	(0.01)	(0.03)	(0.02)		(0.01)	(0.07)

Income Taxes
Lower (higher) income tax expense / effective tax rate	(0.03)	—	—	—	(0.01)	(0.04)

Impact of additional shares	(0.01)	(0.01)	(0.01)	(0.02)	—	(0.05)
All other / rounding	0.01	—	(0.01)	(0.01)	0.02	0.01
Second quarter 2021 adjusted operating results per share	0.52	0.27	0.23	0.35	(0.03)	1.34

Items impacting comparability:
Premium paid on early redemption of debt, net of tax	(0.12)		—			(0.12)
Unrealized gain (loss) on other investments, net of tax					0.01	0.01
Second quarter 2021 GAAP earnings per share	$0.40	$0.27	$0.23	$0.35	$(0.02)	$1.23

* Amounts do not reflect intercompany eliminations.
** Drivers of operating results have been calculated using the 21% federal statutory rate.
*** Downstream margin defined as operating revenues less purchased gas expense.

Page 10.

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
SIX MONTHS ENDED MARCH 31, 2021
(Unaudited)

	Upstream	Midstream		Downstream

	Exploration &	Pipeline &			Corporate /
(Thousands of Dollars)	Production	Storage	Gathering	Utility	All Other	Consolidated*

Six months ended March 31, 2020 GAAP earnings	$(151,299)	$40,192	$35,842	$58,082	$(2,294)	$(19,477)

Items impacting comparability:
Impairment of oil and gas properties	177,761					177,761
Tax impact of impairment of oil and gas properties	(48,503)					(48,503)
Deferred tax valuation allowance	60,463		(3,769)		76	56,770
Unrealized (gain) loss on other investments					6,433	6,433
Tax impact of unrealized (gain) loss on other investments					(1,351)	(1,351)
Six months ended March 31, 2020 adjusted operating results	38,422	40,192	32,073	58,082	2,864	171,633

Drivers of adjusted operating results**

Upstream Revenues
Higher (lower) natural gas production	82,667					82,667
Higher (lower) crude oil production	(3,955)					(3,955)
Higher (lower) realized natural gas prices, after hedging	(1,564)					(1,564)
Higher (lower) realized crude oil prices, after hedging	(6,277)					(6,277)

Midstream and All Other Revenues
Higher (lower) operating revenues		18,173	21,500		(1,123)	38,550

Downstream Margins***
Impact of usage and weather				321		321
System modernization tracker revenues				2,481		2,481
Regulatory revenue adjustments				(1,018)		(1,018)
Higher (lower) energy marketing margins					(4,668)	(4,668)

Operating Expenses
Lower (higher) lease operating and transportation expenses	(23,745)					(23,745)
Lower (higher) operating expenses	(2,519)	1,623	(3,943)	(3,313)	2,129	(6,023)
Lower (higher) property, franchise and other taxes	(706)					(706)
Lower (higher) depreciation / depletion	(1,728)	(4,927)	(4,411)	(729)		(11,795)

Other Income (Expense)
(Higher) lower other deductions		(888)			1,572	684
(Higher) lower interest expense	(2,149)	(5,545)	(3,123)		(1,067)	(11,884)

Income Taxes
Lower (higher) income tax expense / effective tax rate	(5,609)	457	(235)	(1,167)	1,233	(5,321)

All other / rounding	244	27	73	424	(13)	755
Six months ended March 31, 2021 adjusted operating results	73,081	49,112	41,934	55,081	927	220,135

Items impacting comparability:
Impairment of oil and gas properties	(76,152)					(76,152)
Tax impact of impairment of oil and gas properties	20,980					20,980
Gain on sale of timber properties					51,066	51,066
Tax impact of gain on sale of timber properties					(14,069)	(14,069)
Premium paid on early redemption of debt	(14,772)		(943)			(15,715)
Tax impact of premium paid on early redemption of debt	4,062		259			4,321
Unrealized gain (loss) on other investments					(450)	(450)
Tax impact of unrealized gain (loss) on other investments					94	94
Six months ended March 31, 2021 GAAP earnings	$7,199	$49,112	$41,250	$55,081	$37,568	$190,210

* Amounts do not reflect intercompany eliminations.
** Operating results have been calculated using the 21% federal statutory rate.
*** Downstream margin defined as operating revenues less purchased gas expense.

Page 11.

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
SIX MONTHS ENDED MARCH 31, 2021
(Unaudited)

	Upstream	Midstream		Downstream

	Exploration &	Pipeline &			Corporate /
	Production	Storage	Gathering	Utility	All Other	Consolidated*
Six months ended March 31, 2020 GAAP earnings per share	$(1.75)	$0.46	$0.42	$0.67	$(0.03)	$(0.23)
Items impacting comparability:
Impairment of oil and gas properties, net of tax	1.49					1.49
Deferred tax valuation allowance	0.70		(0.04)		—	0.66
Unrealized (gain) loss on other investments, net of tax					0.06	0.06
Earnings per share impact of diluted shares			(0.01)		0.01	—
Six months ended March 31, 2020 adjusted operating results per share	0.44	0.46	0.37	0.67	0.04	1.98

Drivers of adjusted operating results**

Upstream Revenues
Higher (lower) natural gas production	0.90					0.90
Higher (lower) crude oil production	(0.04)					(0.04)
Higher (lower) realized natural gas prices, after hedging	(0.02)					(0.02)
Higher (lower) realized crude oil prices, after hedging	(0.07)					(0.07)

Midstream and All Other Revenues
Higher (lower) operating revenues		0.20	0.23		(0.01)	0.42

Downstream Margins***
Impact of usage and weather				—		—
System modernization tracker revenues				0.03		0.03
Regulatory revenue adjustments				(0.01)		(0.01)
Higher (lower) energy marketing margins					(0.05)	(0.05)

Operating Expenses
Lower (higher) lease operating and transportation expenses	(0.26)					(0.26)
Lower (higher) operating expenses	(0.03)	0.02	(0.04)	(0.04)	0.02	(0.07)
Lower (higher) property, franchise and other taxes	(0.01)					(0.01)
Lower (higher) depreciation / depletion	(0.02)	(0.05)	(0.05)	(0.01)		(0.13)

Other Income (Expense)
(Higher) lower other deductions		(0.01)			0.02	0.01
(Higher) lower interest expense	(0.02)	(0.06)	(0.03)		(0.01)	(0.12)

Income Taxes
Lower (higher) income tax expense / effective tax rate	(0.06)	—	—	(0.01)	0.01	(0.06)

Impact of additional shares	(0.02)	(0.02)	(0.02)	(0.04)	—	(0.10)
All other / rounding	0.01	—	(0.01)	0.01	(0.01)	—
Six months ended March 31, 2021 adjusted operating results per share	0.80	0.54	0.45	0.60	0.01	2.40

Items impacting comparability:
Impairment of oil and gas properties, net of tax	(0.60)					(0.60)
Gain on sale of timber properties, net of tax					0.40	0.40
Premium paid on early redemption of debt, net of tax	(0.12)		—			(0.12)
Unrealized gain (loss) on other investments, net of tax					—	—
Six months ended March 31, 2021 GAAP earnings per share	$0.08	$0.54	$0.45	$0.60	$0.41	$2.08

* Amounts do not reflect intercompany eliminations.
** Operating results have been calculated using the 21% federal statutory rate.
*** Downstream margin defined as operating revenues less purchased gas expense.

Page 12.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

(Thousands of Dollars, except per share amounts)
	Three Months Ended		Six Months Ended
	March 31,		March 31,
	(Unaudited)		(Unaudited)
SUMMARY OF OPERATIONS	2021	2020	2021	2020
Operating Revenues:
Utility and Energy Marketing Revenues	$270,849	$282,634	$460,315	$510,660
Exploration and Production and Other Revenues	220,281	156,542	412,316	323,735
Pipeline and Storage and Gathering Revenues	59,985	51,919	119,644	100,888
	551,115	491,095	992,275	935,283
Operating Expenses:
Purchased Gas	106,661	118,270	158,280	210,542
Operation and Maintenance:
Utility and Energy Marketing	52,058	51,725	96,944	94,981
Exploration and Production and Other	41,895	39,959	83,922	76,652
Pipeline and Storage and Gathering	28,133	27,305	56,231	53,190
Property, Franchise and Other Taxes	23,987	22,743	46,768	45,887
Depreciation, Depletion and Amortization	84,342	77,912	167,462	152,830
Impairment of Oil and Gas Producing Properties	—	177,761	76,152	177,761
	337,076	515,675	685,759	811,843
Gain on Sale of Timber Properties	—	—	51,066	—
Operating Income (Loss)	214,039	(24,580)	357,582	123,440

Other Income (Expense):
Other Income (Deductions)	(10,875)	(17,480)	(13,051)	(20,520)
Interest Expense on Long-Term Debt	(48,820)	(25,270)	(81,076)	(50,713)
Other Interest Expense	(1,698)	(1,892)	(3,618)	(3,443)

Income (Loss) Before Income Taxes	152,646	(69,222)	259,837	48,764

Income Tax Expense	40,210	36,846	69,627	68,241

Net Income (Loss) Available for Common Stock	$112,436	$(106,068)	$190,210	$(19,477)

Earnings (Loss) Per Common Share
Basic	$1.23	$(1.23)	$2.09	$(0.23)
Diluted	$1.23	$(1.23)	$2.08	$(0.23)

Weighted Average Common Shares:
Used in Basic Calculation	91,163,291	86,561,066	91,084,620	86,469,258
Used in Diluted Calculation	91,645,679	86,561,066	91,581,918	86,469,258

Page 13.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31,	September 30,
(Thousands of Dollars)	2021	2020

ASSETS
Property, Plant and Equipment	$12,648,604	$12,351,852
Less - Accumulated Depreciation, Depletion and Amortization	6,572,534	6,353,785
Net Property, Plant and Equipment	6,076,070	5,998,067
Assets Held for Sale, Net	—	53,424

Current Assets:
Cash and Temporary Cash Investments	80,467	20,541
Receivables - Net	229,479	143,583
Unbilled Revenue	32,685	17,302
Gas Stored Underground	5,745	33,338
Materials, Supplies and Emission Allowances	52,212	51,877
Unrecovered Purchased Gas Costs	479	—
Other Current Assets	56,117	47,557
Total Current Assets	457,184	314,198

Other Assets:
Recoverable Future Taxes	117,300	118,310
Unamortized Debt Expense	11,443	12,297
Other Regulatory Assets	147,099	156,106
Deferred Charges	60,454	67,131
Other Investments	147,421	154,502
Goodwill	5,476	5,476
Prepaid Post-Retirement Benefit Costs	89,101	76,035
Fair Value of Derivative Financial Instruments	4,104	9,308
Other	—	81
Total Other Assets	582,398	599,246
Total Assets	$7,115,652	$6,964,935

CAPITALIZATION AND LIABILITIES
Capitalization:
Comprehensive Shareholders' Equity
Common Stock, $1 Par Value Authorized - 200,000,000 Shares; Issued and
Outstanding - 91,163,797 Shares and 90,954,696 Shares, Respectively	$91,164	$90,955
Paid in Capital	1,009,075	1,004,158
Earnings Reinvested in the Business	1,100,718	991,630
Accumulated Other Comprehensive Loss	(101,988)	(114,757)
Total Comprehensive Shareholders' Equity	2,098,969	1,971,986
Long-Term Debt, Net of Current Portion and Unamortized Discount and Debt Issuance Costs	2,627,033	2,629,576
Total Capitalization	4,726,002	4,601,562

Current and Accrued Liabilities:
Notes Payable to Banks and Commercial Paper	—	30,000
Current Portion of Long-Term Debt	—	—
Accounts Payable	107,305	134,126
Amounts Payable to Customers	19,768	10,788
Dividends Payable	40,562	40,475
Interest Payable on Long-Term Debt	17,663	27,521
Customer Advances	—	15,319
Customer Security Deposits	19,503	17,199
Other Accruals and Current Liabilities	176,940	140,176
Fair Value of Derivative Financial Instruments	21,231	43,969
Total Current and Accrued Liabilities	402,972	459,573

Deferred Credits:
Deferred Income Taxes	763,441	696,054
Taxes Refundable to Customers	355,375	357,508
Cost of Removal Regulatory Liability	237,867	230,079
Other Regulatory Liabilities	177,685	161,573
Pension and Other Post-Retirement Liabilities	118,804	127,181
Asset Retirement Obligations	192,127	192,228
Other Deferred Credits	141,379	139,177
Total Deferred Credits	1,986,678	1,903,800
Commitments and Contingencies	—	—
Total Capitalization and Liabilities	$7,115,652	$6,964,935

Page 14.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Six Months Ended
	March 31,
(Thousands of Dollars)	2021	2020

Operating Activities:
Net Income (Loss) Available for Common Stock	$190,210	$(19,477)
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by Operating Activities:
Gain on Sale of Timber Properties	(51,066)	—
Impairment of Oil and Gas Producing Properties	76,152	177,761
Depreciation, Depletion and Amortization	167,462	152,830
Deferred Income Taxes	61,408	104,883
Premium Paid on Early Redemption of Debt	15,715	—
Stock-Based Compensation	8,657	7,580
Other	6,742	9,800
Change in:
Receivables and Unbilled Revenue	(101,159)	(58,248)
Gas Stored Underground and Materials, Supplies and Emission Allowances	27,258	20,086
Unrecovered Purchased Gas Costs	(479)	2,246
Other Current Assets	(8,447)	(3,134)
Accounts Payable	8,613	(5,465)
Amounts Payable to Customers	8,980	13,196
Customer Advances	(15,319)	(12,429)
Customer Security Deposits	2,304	(1,211)
Other Accruals and Current Liabilities	9,058	9,076
Other Assets	11,039	(10,359)
Other Liabilities	5	3,857
Net Cash Provided by Operating Activities	$417,133	$390,992

Investing Activities:
Capital Expenditures	$(338,867)	$(395,486)
Net Proceeds from Sale of Timber Properties	104,582	—
Other	12,095	4,167
Net Cash Used in Investing Activities	$(222,190)	$(391,319)

Financing Activities:
Changes in Notes Payable to Banks and Commercial Paper	$(30,000)	$174,800
Reduction of Long-Term Debt	(515,715)	—
Dividends Paid on Common Stock	(81,035)	(75,197)
Net Proceeds From Issuance of Long-Term Debt	495,267	—
Net Repurchases of Common Stock	(3,534)	(4,153)
Net Cash Provided by (Used in) Financing Activities	$(135,017)	$95,450

Net Increase in Cash, Cash Equivalents, and Restricted Cash	59,926	95,123
Cash, Cash Equivalents, and Restricted Cash at Beginning of Period	20,541	27,260
Cash, Cash Equivalents, and Restricted Cash at March 31	$80,467	$122,383

Page 15.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

UPSTREAM BUSINESS

	Three Months Ended			Six Months Ended
(Thousands of Dollars, except per share amounts)	March 31,			March 31,
EXPLORATION AND PRODUCTION SEGMENT	2021	2020	Variance	2021	2020	Variance
Total Operating Revenues	$220,187	$155,560	$64,627	$411,582	$321,499	$90,083

Operating Expenses:
Operation and Maintenance:
General and Administrative Expense	17,899	17,429	470	34,852	32,809	2,043
Lease Operating and Transportation Expense	67,008	51,730	15,278	132,588	102,531	30,057
All Other Operation and Maintenance Expense	3,515	3,084	431	7,187	6,041	1,146
Property, Franchise and Other Taxes	4,619	3,471	1,148	9,065	8,171	894
Depreciation, Depletion and Amortization	46,139	45,136	1,003	91,471	89,284	2,187
Impairment of Oil and Gas Producing Properties	—	177,761	(177,761)	76,152	177,761	(101,609)
	139,180	298,611	(159,431)	351,315	416,597	(65,282)

Operating Income (Loss)	81,007	(143,051)	224,058	60,267	(95,098)	155,365

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Costs	(286)	(395)	109	(570)	(790)	220
Interest and Other Income	67	208	(141)	158	441	(283)
Interest Expense on Long-Term Debt	(15,119)	—	(15,119)	(15,119)	—	(15,119)
Interest Expense	(15,103)	(14,163)	(940)	(30,594)	(28,220)	(2,374)

Income (Loss) Before Income Taxes	50,566	(157,401)	207,967	14,142	(123,667)	137,809
Income Tax Expense	13,744	17,874	(4,130)	6,943	27,632	(20,689)
Net Income (Loss)	$36,822	$(175,275)	$212,097	$7,199	$(151,299)	$158,498
Net Income (Loss) Per Share (Diluted)	$0.40	$(2.03)	$2.43	$0.08	$(1.75)	$1.83

Page 16.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

MIDSTREAM BUSINESSES

	Three Months Ended			Six Months Ended
(Thousands of Dollars, except per share amounts)	March 31,			March 31,
PIPELINE AND STORAGE SEGMENT	2021	2020	Variance	2021	2020	Variance
Revenues from External Customers	$59,314	$51,919	$7,395	$118,623	$100,888	$17,735
Intersegment Revenues	27,390	27,326	64	55,846	50,577	5,269
Total Operating Revenues	86,704	79,245	7,459	174,469	151,465	23,004

Operating Expenses:
Purchased Gas	216	(3)	219	229	(10)	239
Operation and Maintenance	19,718	22,014	(2,296)	40,891	42,945	(2,054)
Property, Franchise and Other Taxes	8,200	8,132	68	16,643	16,487	156
Depreciation, Depletion and Amortization	15,729	13,356	2,373	31,197	24,960	6,237
	43,863	43,499	364	88,960	84,382	4,578

Operating Income	42,841	35,746	7,095	85,509	67,083	18,426

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit (Costs) Credit	125	(174)	299	250	(349)	599
Interest and Other Income	939	1,535	(596)	1,795	3,088	(1,293)
Interest Expense	(10,552)	(7,152)	(3,400)	(21,283)	(14,264)	(7,019)

Income Before Income Taxes	33,353	29,955	3,398	66,271	55,558	10,713
Income Tax Expense	8,425	7,868	557	17,159	15,366	1,793
Net Income	$24,928	$22,087	$2,841	$49,112	$40,192	$8,920
Net Income Per Share (Diluted)	$0.27	$0.26	$0.01	$0.54	$0.46	$0.08

	Three Months Ended			Six Months Ended
	March 31,			March 31,
GATHERING SEGMENT	2021	2020	Variance	2021	2020	Variance
Revenues from External Customers	$671	$—	$671	$1,021	$—	$1,021
Intersegment Revenues	49,591	35,267	14,324	96,249	70,055	26,194
Total Operating Revenues	50,262	35,267	14,995	97,270	70,055	27,215

Operating Expenses:
Operation and Maintenance	8,833	5,702	3,131	16,035	11,044	4,991
Property, Franchise and Other Taxes	5	24	(19)	18	38	(20)
Depreciation, Depletion and Amortization	8,096	5,279	2,817	16,001	10,418	5,583
	16,934	11,005	5,929	32,054	21,500	10,554

Operating Income	33,328	24,262	9,066	65,216	48,555	16,661

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Costs	(68)	(71)	3	(135)	(143)	8
Interest and Other Income	9	89	(80)	243	157	86
Interest Expense on Long-Term Debt	(965)	—	(965)	(965)	—	(965)
Interest Expense	(4,201)	(2,160)	(2,041)	(8,332)	(4,379)	(3,953)

Income Before Income Taxes	28,103	22,120	5,983	56,027	44,190	11,837
Income Tax Expense	7,403	2,222	5,181	14,777	8,348	6,429
Net Income	$20,700	$19,898	$802	$41,250	$35,842	$5,408
Net Income Per Share (Diluted)	$0.23	$0.23	$—	$0.45	$0.42	$0.03

Page 17.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

DOWNSTREAM BUSINESS

	Three Months Ended			Six Months Ended
(Thousands of Dollars, except per share amounts)	March 31,			March 31,
UTILITY SEGMENT	2021	2020	Variance	2021	2020	Variance
Revenues from External Customers	$270,784	$250,556	$20,228	$459,684	$445,465	$14,219
Intersegment Revenues	97	3,937	(3,840)	197	5,853	(5,656)
Total Operating Revenues	270,881	254,493	16,388	459,881	451,318	8,563

Operating Expenses:
Purchased Gas	133,132	119,411	13,721	210,164	204,116	6,048
Operation and Maintenance	52,864	51,070	1,794	98,116	93,913	4,203
Property, Franchise and Other Taxes	11,000	10,820	180	20,748	20,634	114
Depreciation, Depletion and Amortization	14,311	13,751	560	28,305	27,382	923
	211,307	195,052	16,255	357,333	346,045	11,288

Operating Income	59,574	59,441	133	102,548	105,273	(2,725)

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Costs	(12,243)	(12,388)	145	(18,927)	(19,151)	224
Interest and Other Income	443	294	149	1,181	1,245	(64)
Interest Expense	(5,495)	(5,516)	21	(10,947)	(11,190)	243

Income Before Income Taxes	42,279	41,831	448	73,855	76,177	(2,322)
Income Tax Expense	10,235	10,332	(97)	18,774	18,095	679
Net Income	$32,044	$31,499	$545	$55,081	$58,082	$(3,001)
Net Income Per Share (Diluted)	$0.35	$0.36	$(0.01)	$0.60	$0.67	$(0.07)

Page 18.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended			Six Months Ended
(Thousands of Dollars, except per share amounts)	March 31,			March 31,
ALL OTHER	2021	2020	Variance	2021	2020	Variance
Revenues from External Customers	$64	$32,925	$(32,861)	$1,175	$67,161	$(65,986)
Intersegment Revenues	1	79	(78)	20	256	(236)
Total Operating Revenues	65	33,004	(32,939)	1,195	67,417	(66,222)
Operating Expenses:
Purchased Gas	6	29,151	(29,145)	2,293	61,184	(58,891)
Operation and Maintenance	(81)	1,875	(1,956)	683	3,578	(2,895)
Property, Franchise and Other Taxes	38	176	(138)	47	320	(273)
Depreciation, Depletion and Amortization	9	206	(197)	394	408	(14)
	(28)	31,408	(31,436)	3,417	65,490	(62,073)
Gain on Sale of Timber Properties	—	—	—	51,066	—	51,066
Operating Income	93	1,596	(1,503)	48,844	1,927	46,917

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Costs	(3)	(69)	66	(7)	(138)	131
Interest and Other Income	41	193	(152)	225	471	(246)
Interest Expense	—	(24)	24	—	(42)	42

Income before Income Taxes	131	1,696	(1,565)	49,062	2,218	46,844
Income Tax Expense	1,114	527	587	12,485	678	11,807
Net Income (Loss)	$(983)	$1,169	$(2,152)	$36,577	$1,540	$35,037
Net Income (Loss) Per Share (Diluted)	$(0.01)	$0.01	$(0.02)	$0.40	$0.02	$0.38

	Three Months Ended			Six Months Ended
	March 31,			March 31,
CORPORATE	2021	2020	Variance	2021	2020	Variance
Revenues from External Customers	$95	$135	$(40)	$190	$270	$(80)
Intersegment Revenues	1,027	1,094	(67)	1,691	2,187	(496)
Total Operating Revenues	1,122	1,229	(107)	1,881	2,457	(576)
Operating Expenses:
Operation and Maintenance	3,743	3,499	244	6,342	6,142	200
Property, Franchise and Other Taxes	125	120	5	247	237	10
Depreciation, Depletion and Amortization	58	184	(126)	94	378	(284)
	3,926	3,803	123	6,683	6,757	(74)

Operating Loss	(2,804)	(2,574)	(230)	(4,802)	(4,300)	(502)

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Costs	(922)	(775)	(147)	(1,846)	(1,550)	(296)
Interest and Other Income	35,317	22,801	12,516	74,296	53,874	20,422
Interest Expense on Long-Term Debt	(32,736)	(25,270)	(7,466)	(64,992)	(50,713)	(14,279)
Other Interest Expense	(641)	(1,605)	964	(2,176)	(3,023)	847

Income (Loss) before Income Taxes	(1,786)	(7,423)	5,637	480	(5,712)	6,192
Income Tax Expense (Benefit)	(711)	(1,977)	1,266	(511)	(1,878)	1,367
Net Income (Loss)	$(1,075)	$(5,446)	$4,371	$991	$(3,834)	$4,825
Net Income (Loss) Per Share (Diluted)	$(0.01)	$(0.06)	$0.05	$0.01	$(0.05)	$0.06

	Three Months Ended			Six Months Ended
	March 31,			March 31,
INTERSEGMENT ELIMINATIONS	2021	2020	Variance	2021	2020	Variance
Intersegment Revenues	$(78,106)	$(67,703)	$(10,403)	$(154,003)	$(128,928)	$(25,075)
Operating Expenses:
Purchased Gas	(26,693)	(30,289)	3,596	(54,406)	(54,748)	342
Operation and Maintenance	(51,413)	(37,414)	(13,999)	(99,597)	(74,180)	(25,417)
	(78,106)	(67,703)	(10,403)	(154,003)	(128,928)	(25,075)
Operating Income	—	—	—	—	—	—
Other Income (Expense):
Interest and Other Deductions	(34,294)	(28,728)	(5,566)	(69,714)	(57,675)	(12,039)
Interest Expense	34,294	28,728	5,566	69,714	57,675	12,039
Net Income	$—	$—	$—	$—	$—	$—
Net Income Per Share (Diluted)	$—	$—	$—	$—	$—	$—

Page 19.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT INFORMATION (Continued)
(Thousands of Dollars)

	Three Months Ended					Six Months Ended
	March 31,					March 31,
	(Unaudited)					(Unaudited)
					Increase					Increase
	2021		2020		(Decrease)	2021		2020		(Decrease)

Capital Expenditures:
Exploration and Production	$88,271	'(1)	$102,424	'(3)	$(14,153)	$169,610	(1)(2)	$229,343	(3)(4)	$(59,733)
Pipeline and Storage	47,970	'(1)	25,554	'(3)	22,416	91,693	(1)(2)	82,638	(3)(4)	9,055
Gathering	11,099	'(1)	15,072	'(3)	(3,973)	19,419	(1)(2)	24,910	(3)(4)	(5,491)
Utility	24,480	'(1)	19,457	'(3)	5,023	41,825	(1)(2)	36,622	(3)(4)	5,203
Total Reportable Segments	171,820		162,507		9,313	322,547		373,513		(50,966)
All Other	—		1		(1)	—		22		(22)
Corporate	50		134		(84)	89		320		(231)
Eliminations	(373)		—		(373)	(219)		—		(219)
Total Capital Expenditures	$171,497		$162,642		$8,855	$322,417		$373,855		$(51,438)

(1)Capital expenditures for the quarter and six months ended March 31, 2021, include accounts payable and accrued liabilities related to capital expenditures of $44.5 million, $16.0 million, $2.9 million, and $4.7 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts have been excluded from the Consolidated Statement of Cash Flows at March 31, 2021, since they represent non-cash investing activities at that date.

(2)Capital expenditures for the six months ended March 31, 2021, exclude capital expenditures of $45.8 million, $17.3 million, $13.5 million and $10.7 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts were in accounts payable and accrued liabilities at September 30, 2020 and paid during the six months ended March 31, 2021. These amounts were excluded from the Consolidated Statement of Cash Flows at September 30, 2020, since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at March 31, 2021.

(3)Capital expenditures for the quarter and six months ended March 31, 2020, include accounts payable and accrued liabilities related to capital expenditures of $41.2 million, $9.7 million, $4.4 million, and $4.2 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts have been excluded from the Consolidated Statement of Cash Flows at March 31, 2020, since they represent non-cash investing activities at that date.

(4)Capital expenditures for the six months ended March 31, 2020, exclude capital expenditures of $38.0 million, $23.8 million, $6.6 million and $12.7 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts were in accounts payable and accrued liabilities at September 30, 2019 and paid during the six months ended March 31, 2020. These amounts were excluded from the Consolidated Statement of Cash Flows at September 30, 2019, since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at March 31, 2020.

DEGREE DAYS
				Percent Colder
				(Warmer) Than:
Three Months Ended March 31,	Normal	2021	2020	Normal (1)	Last Year (1)

Buffalo, NY	3,290	2,978	2,738	(9.5)	8.8
Erie, PA	3,108	2,750	2,555	(11.5)	7.6

Six Months Ended March 31,

Buffalo, NY	5,543	4,899	4,970	(11.6)	(1.4)
Erie, PA	5,152	4,447	4,461	(13.7)	(0.3)

(1)Percents compare actual 2021 degree days to normal degree days and actual 2021 degree days to actual 2020 degree days.

Page 20.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

	Three Months Ended			Six Months Ended
	March 31,			March 31,
			Increase			Increase
	2021	2020	(Decrease)	2021	2020	(Decrease)

Gas Production/Prices:
Production (MMcf)
Appalachia	81,446	55,638	25,808	157,115	109,922	47,193
West Coast	428	479	(51)	869	966	(97)
Total Production	81,874	56,117	25,757	157,984	110,888	47,096

Average Prices (Per Mcf)
Appalachia	$2.28	$1.77	$0.51	$2.23	$1.97	$0.26
West Coast	7.14	4.34	2.80	6.07	4.67	1.40
Weighted Average	2.31	1.80	0.51	2.25	1.99	0.26
Weighted Average after Hedging	2.28	2.12	0.16	2.21	2.22	(0.01)

Oil Production/Prices:
Production (Thousands of Barrels)
Appalachia	1	1	—	1	2	(1)
West Coast	561	605	(44)	1,124	1,206	(82)
Total Production	562	606	(44)	1,125	1,208	(83)

Average Prices (Per Barrel)
Appalachia	$48.47	$55.90	$(7.43)	$43.83	$55.48	$(11.65)
West Coast	59.83	49.91	9.92	51.64	56.25	(4.61)
Weighted Average	59.82	49.92	9.90	51.63	56.25	(4.62)
Weighted Average after Hedging	57.11	58.23	(1.12)	53.50	60.57	(7.07)

Total Production (MMcfe)	85,246	59,753	25,493	164,734	118,136	46,598

Selected Operating Performance Statistics:
General & Administrative Expense per Mcfe (1)	$0.21	$0.29	$(0.08)	$0.21	$0.28	$(0.07)
Lease Operating and Transportation Expense per Mcfe (1)(2)	$0.79	$0.87	$(0.08)	$0.80	$0.87	$(0.07)
Depreciation, Depletion & Amortization per Mcfe (1)	$0.54	$0.76	$(0.22)	$0.56	$0.76	$(0.20)

(1)Refer to page 15 for the General and Administrative Expense, Lease Operating and Transportation Expense and Depreciation, Depletion, and Amortization Expense for the Exploration and Production segment.
(2)Amounts include transportation expense of $0.57 and $0.56 per Mcfe for the three months ended March 31, 2021 and March 31, 2020, respectively. Amounts include transportation expense of $0.57 and $0.57 per Mcfe for the six months ended March 31, 2021 and March 31, 2020, respectively.

Page 21.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

Hedging Summary for Remaining Six Months of Fiscal 2021	Volume		Average Hedge Price
Oil Swaps
Brent	708,000	BBL	$57.57 / BBL
NYMEX	78,000	BBL	$51.00 / BBL
Total	786,000	BBL	$56.91 / BBL

Gas Swaps
NYMEX	74,340,000	MMBTU	$2.62 / MMBTU
No Cost Collars	14,100,000	MMBTU	$2.28 / MMBTU (Floor) / $2.77 / MMBTU (Ceiling)
Fixed Price Physical Sales	47,653,084	MMBTU	$2.26 / MMBTU
Total	136,093,084	MMBTU

Hedging Summary for Fiscal 2022	Volume		Average Hedge Price
Oil Swaps
Brent	900,000	BBL	$56.66 / BBL
NYMEX	156,000	BBL	$51.00 / BBL
Total	1,056,000	BBL	$55.83 / BBL

Gas Swaps
NYMEX	144,590,000	MMBTU	$2.66 / MMBTU
No Cost Collars	2,350,000	MMBTU	$2.28 / MMBTU (Floor) / $2.77 / MMBTU (Ceiling)
Fixed Price Physical Sales	46,867,111	MMBTU	$2.23 / MMBTU
Total	193,807,111	MMBTU

Hedging Summary for Fiscal 2023	Volume		Average Hedge Price
Oil Swaps
Brent	240,000	BBL	$54.25 / BBL
Total	240,000	BBL	$54.25 / BBL

Gas Swaps
NYMEX	24,700,000	MMBTU	$2.55 / MMBTU
Fixed Price Physical Sales	38,408,538	MMBTU	$2.24 / MMBTU
Total	63,108,538	MMBTU

Hedging Summary for Fiscal 2024	Volume		Average Hedge Price
Oil Swaps
Brent	120,000	BBL	$50.30 / BBL
Total	120,000	BBL	$50.30 / BBL

Gas Swaps
NYMEX	1,150,000	MMBTU	$2.45 / MMBTU
Fixed Price Physical Sales	20,817,022	MMBTU	$2.23 / MMBTU
Total	21,967,022	MMBTU

Hedging Summary for Fiscal 2025	Volume		Average Hedge Price
Oil Swaps
Brent	120,000	BBL	$50.32 / BBL
Total	120,000	BBL	$50.32 / BBL

Fixed Price Physical Sales	2,293,200	MMBTU	$2.18 / MMBTU

Page 22.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

Pipeline & Storage Throughput - (millions of cubic feet - MMcf)

	Three Months Ended			Six Months Ended
	March 31,			March 31,
			Increase			Increase
	2021	2020	(Decrease)	2021	2020	(Decrease)
Firm Transportation - Affiliated	43,124	42,602	522	73,088	77,269	(4,181)
Firm Transportation - Non-Affiliated	166,372	153,197	13,175	339,436	327,178	12,258
Interruptible Transportation	435	531	(96)	1,024	1,244	(220)
	209,931	196,330	13,601	413,548	405,691	7,857

Gathering Volume - (MMcf)
	Three Months Ended			Six Months Ended
	March 31,			March 31,
			Increase			Increase
	2021	2020	(Decrease)	2021	2020	(Decrease)
Gathered Volume	95,121	65,134	29,987	183,466	129,526	53,940

Utility Throughput - (MMcf)
	Three Months Ended			Six Months Ended
	March 31,			March 31,
			Increase			Increase
	2021	2020	(Decrease)	2021	2020	(Decrease)
Retail Sales:
Residential Sales	29,052	26,155	2,897	47,465	45,631	1,834
Commercial Sales	4,309	4,033	276	6,836	6,846	(10)
Industrial Sales	223	183	40	376	400	(24)
	33,584	30,371	3,213	54,677	52,877	1,800
Transportation	24,584	25,157	(573)	42,518	45,712	(3,194)
	58,168	55,528	2,640	97,195	98,589	(1,394)

Page 23.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURES

In addition to financial measures calculated in accordance with generally accepted accounting principles (GAAP), this press release contains information regarding Adjusted Operating Results, Adjusted EBITDA and free cash flow, which are non-GAAP financial measures. The Company believes that these non-GAAP financial measures are useful to investors because they provide an alternative method for assessing the Company's ongoing operating results or liquidity and for comparing the Company’s financial performance to other companies. The Company's management uses these non-GAAP financial measures for the same purpose, and for planning and forecasting purposes. The presentation of non-GAAP financial measures is not meant to be a substitute for financial measures in accordance with GAAP.

Management defines Adjusted Operating Results as reported GAAP earnings before items impacting comparability. The following table reconciles National Fuel's reported GAAP earnings to Adjusted Operating Results for the three and six months ended March 31, 2021 and 2020:

	Three Months Ended		Six Months Ended
	March 31,		March 31,
(in thousands except per share amounts)	2021	2020	2021	2020
Reported GAAP Earnings	$112,436	$(106,068)	$190,210	$(19,477)
Items impacting comparability:
Impairment of oil and gas properties (E&P)	—	177,761	76,152	177,761
Tax impact of impairment of oil and gas properties	—	(48,503)	(20,980)	(48,503)
Gain on sale of timber properties (Corporate/All Other)	—	—	(51,066)	—
Tax impact of gain on sale of timber properties	—	—	14,069	—
Premium paid on early redemption of debt	15,715	—	15,715	—
Tax impact of premium paid on early redemption of debt	(4,321)	—	(4,321)	—
Deferred tax valuation allowance	—	56,770	—	56,770
Unrealized (gain) loss on other investments (Corporate/All Other)	(848)	5,414	450	6,433
Tax impact of unrealized (gain) loss on other investments	178	(1,137)	(94)	(1,351)
Adjusted Operating Results	$123,160	$84,237	$220,135	$171,633

Reported GAAP Earnings Per Share	$1.23	$(1.23)	$2.08	$(0.23)
Items impacting comparability:
Impairment of oil and gas properties, net of tax (E&P)	—	1.49	0.60	1.49
Gain on sale of timber properties, net of tax (Corporate/All Other)	—	—	(0.40)	—
Premium paid on early redemption of debt, net of tax	0.12	—	0.12	—
Deferred tax valuation allowance	—	0.66	—	0.66
Unrealized (gain) loss on other investments, net of tax (Corporate/All Other)	(0.01)	0.05	—	0.06
Adjusted Operating Results Per Share	$1.34	$0.97	$2.40	$1.98

Management defines Adjusted EBITDA as reported GAAP earnings before the following items: interest expense, income taxes, depreciation, depletion and amortization, other income and deductions, impairments, and other items reflected in operating income that impact comparability. The following tables reconcile National Fuel's reported GAAP earnings to Adjusted EBITDA for the three and six months ended March 31, 2021 and 2020:

	Three Months Ended		Six Months Ended
	March 31,		March 31,
(in thousands)	2021	2020	2021	2020
Reported GAAP Earnings	$112,436	$(106,068)	$190,210	$(19,477)
Depreciation, Depletion and Amortization	84,342	77,912	167,462	152,830
Other (Income) Deductions	10,875	17,480	13,051	20,520
Interest Expense	50,518	27,162	84,694	54,156
Income Taxes	40,210	36,846	69,627	68,241
Impairment of Oil and Gas Producing Properties	—	177,761	76,152	177,761
Gain on Sale of Timber Properties	—	—	(51,066)	—
Adjusted EBITDA	$298,381	$231,093	$550,130	$454,031

Adjusted EBITDA by Segment
Pipeline and Storage Adjusted EBITDA	$58,570	$49,102	$116,706	$92,043
Gathering Adjusted EBITDA	41,424	29,541	81,217	58,973
Total Midstream Businesses Adjusted EBITDA	99,994	78,643	197,923	151,016
Exploration and Production Adjusted EBITDA	127,146	79,846	227,890	171,947
Utility Adjusted EBITDA	73,885	73,192	130,853	132,655
Corporate and All Other Adjusted EBITDA	(2,644)	(588)	(6,536)	(1,587)
Total Adjusted EBITDA	$298,381	$231,093	$550,130	$454,031

Page 24.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
SEGMENT ADJUSTED EBITDA

	Three Months Ended		Six Months Ended
	March 31,		March 31,
(in thousands)	2021	2020	2021	2020
Exploration and Production Segment
Reported GAAP Earnings	$36,822	$(175,275)	$7,199	$(151,299)
Depreciation, Depletion and Amortization	46,139	45,136	91,471	89,284
Other (Income) Deductions	219	187	412	349
Interest Expense	30,222	14,163	45,713	28,220
Income Taxes	13,744	17,874	6,943	27,632
Impairment of Oil and Gas Producing Properties	—	177,761	76,152	177,761
Adjusted EBITDA	$127,146	$79,846	$227,890	$171,947

Pipeline and Storage Segment
Reported GAAP Earnings	$24,928	$22,087	$49,112	$40,192
Depreciation, Depletion and Amortization	15,729	13,356	31,197	24,960
Other (Income) Deductions	(1,064)	(1,361)	(2,045)	(2,739)
Interest Expense	10,552	7,152	21,283	14,264
Income Taxes	8,425	7,868	17,159	15,366
Adjusted EBITDA	$58,570	$49,102	$116,706	$92,043

Gathering Segment
Reported GAAP Earnings	$20,700	$19,898	$41,250	$35,842
Depreciation, Depletion and Amortization	8,096	5,279	16,001	10,418
Other (Income) Deductions	59	(18)	(108)	(14)
Interest Expense	5,166	2,160	9,297	4,379
Income Taxes	7,403	2,222	14,777	8,348
Adjusted EBITDA	$41,424	$29,541	$81,217	$58,973

Utility Segment
Reported GAAP Earnings	$32,044	$31,499	$55,081	$58,082
Depreciation, Depletion and Amortization	14,311	13,751	28,305	27,382
Other (Income) Deductions	11,800	12,094	17,746	17,906
Interest Expense	5,495	5,516	10,947	11,190
Income Taxes	10,235	10,332	18,774	18,095
Adjusted EBITDA	$73,885	$73,192	$130,853	$132,655

Corporate and All Other
Reported GAAP Earnings	$(2,058)	$(4,277)	$37,568	$(2,294)
Depreciation, Depletion and Amortization	67	390	488	786
Gain on Sale of Timber Properties	—	—	(51,066)	—
Other (Income) Deductions	(139)	6,578	(2,954)	5,018
Interest Expense	(917)	(1,829)	(2,546)	(3,897)
Income Taxes	403	(1,450)	11,974	(1,200)
Adjusted EBITDA	$(2,644)	$(588)	$(6,536)	$(1,587)

Management defines free cash flow as funds from operations less capital expenditures. The Company is unable to provide a reconciliation of projected free cash flow as described in this release to its comparable financial measure calculated in accordance with GAAP without unreasonable efforts. This is due to our inability to calculate the comparable GAAP projected metrics, including operating income and total production costs, given the unknown effect, timing, and potential significance of certain income statement items.